As filed with the Securities and Exchange Commission on January 20, 2022

File No. 333- 256926

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BANTEC, INC.

Delaware	3721	30-0967943
(State or jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

195 Paterson Avenue, Little Falls, NJ 07424

(203) 220-2296

(Address, including zip code, and telephone number, including area code,

of registrant’s principle executive offices)

VCorp Services, LLC

1013 Centre Road, Suite 403-B

Wilmington, DE 19805

(888) 528-2677

(Name, address, including zip code, and telephone number, including area code,

of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note/Deregistration of Securities

Bantec, Inc., a Delaware corporation (the “Company” or “BANT”), is filing this post-effective amendment (the “Post-Effective Amendment”) to their Registration Statement on Form S-1 (the “Registration Statement”) which was previously filed with the Securities and Exchange Commission (the “SEC”) on June 9, 2021, File No. 333- 256926), to deregister any and all securities registered but unsold or otherwise unissued as of the date hereof under the Registration Statement.

Bantec, Inc., by filing this Post-Effective Amendment, hereby terminates the effectiveness of the Registration Statement and removes from registration any and all securities registered but unsold or otherwise unissued under the Registration Statement as of the date hereof.  This filing is made in accordance with an undertaking made by Bantec, Inc. in Part II of the Registration Statement to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Little Falls, State of New Jersey on January 20, 2022.

BANTEC, INC.

Date: January 20, 2022	/s/ Michael Bannon
	By:	Michael Bannon
	Its:	Chief Executive Officer; Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Capacity in Which Signed	Date

/s/ Michael Bannon	Chief Executive Officer	January 20, 2022
Michael Bannon	(Principal Executive Officer Principal Accounting Officer and Director)

/s/ Michael Bannon	Chief Financial Officer	January 20, 2022
Michael Bannon	(Principal Accounting Officer and Director)

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